Exhibit 10.8

SUBLEASE AGREEMENT

This Sublease Agreement between Aerial Products Corporation (“APC”) and Lighter Than Air Systems Corp. (“LTAS”) is effective on the date fully executed by both parties ("Effective Date"), and is entered into by and between APC, a Florida corporation with offices at 11653 Central Parkway, Jacksonville, FL 32224 and LTAS, a Florida corporation with offices at 11653 Central Parkway, Jacksonville, FL 32224.

WHEREAS, APC entered into a lease agreement dated November 2, 2011 with Tolemac, Inc. (the “Lease”) for property consisting of Suite 209 and 210 at 11653 Central Parkway, Jacksonville, FL 32224 (the “Leases Premises”).

WHEREAS, LTAS would like to sublease the Leased Premises from APC for the duration of the Lease.

NOW, THEREFORE, in consideration of the mutual promises and consideration contained herein, the parties agreed as follows:

1.           APC hereby agrees to sublease the Leased Premises to LTAS for the duration of the Lease (December 31, 2014) on the terms set forth in the Lease.

2.           LTAS hereby agrees to lease the Leased Premises from APC for the duration of the Lease on the terms set forth in the Lease and shall pay the rent required under such Lease directly to the Landlord each month no later than the date it is required to be paid in the Lease.

3.           LTAS hereby agrees to comply with all of the obligations of APC as “Tenant” under the Lease and all of the terms and conditions set forth in the Lease.

4.           This Agreement embodies the entire agreement between APC and LTAS with respect to the Sublease of the Leased Premises.

5.           This Amendment shall be construed and governed by the laws of the State of Florida.

IN WITNESS WHEREOF, APC and LTAS have executed and delivered this Sublease Agreement effective as of the Effective Date.

AERIAL PRODUCTS CORP.	LIGHTER THAN AIR SYSTEMS CORP.

By:	By:
Name: Kevin Hess	Name: Felicia Hess
Title: CEO	Title: President
Date: April 28, 2014	Date: April 28, 2014